UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2013
Date of Report (Date of earliest event reported)

DYNAMIC NUTRA ENTERPRISES HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-176587	27-3492854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 West Olive Avenue Suite 810 Burbank, California	91505
(Address of principal executive offices)	(Zip Code)

(818) 953-7585
Registrant’s telephone number, including area code

4263 Oceanside Boulevard
Oceanside, California 92056
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 15, 2013, there was a change in control of Dynamic Nutra Enterprises Holdings Inc., a corporation organized under the laws of the State of Nevada (the "Company").

In accordance with the terms and provisions of that certain affiliate stock purchase agreement dated October 30, 2013 (the ("Stock Purchase Agreement") by and between Donna Cashwell, an equity holder of 65% of the total issued and outstanding shares of common stock of the Company ("Cashwell"), and Sarkis Tsaoussian ("Tsaoussian"), Tsaoussian purchased from Cashwell all of the 4,650,000 shares of common stock held of record by Cashwell.

Therefore, in accordance with the terms and provisions of the Stock Purchase Agreement, the Company accepted the resignations of all of its officers and directors effective November 14, 2013 as follows: (i) Richard Wheeler as its President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and a member of the Board of Directors; and (ii) Luke Quinn as a member of the Board of Directors. Simultaneously, the Board of Directors appointed Sarkis Tsaoussian as the sole member of the Board of Directors and as the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer.

Biography. Sarkis A. Tsaoussian is a dynamic, engaging and visionary leader with numerous achievements.  He is a seasoned senior executive and entrepreneur with over twenty years of senior level management experience in a variety of different industries.  In 1993, Mr. Tsaoussian joined Pizza Donini Inc. as a field supervisor and progressed through more responsible positions serving as secretary treasurer and director of Pizza Donini.com Inc. From January 1994 until in May 1997, he was appointed as president and chief operations officer. Pizza Donini Inc. was once a major player in the Montreal food industry having an average of thirty stores at any given time and was one of the first restaurant chains to implement the one number system for pizza delivery.  Mr.  Tsaoussian led the creation of Pizza Donini Inc.'s first bilingual website and was in complete charge of the chain’s call centre that employed close to forty agents, including the IT department, human resources. He also managed all on-going programming related to the call centre’s main frames and was a facilitator in franchisee/franchisor relations.  In 2004, Mr. Tsaoussian resigned from Pizza Donini Inc.

In late 2004, Mr. Tsaoussian incorporated a holding company that would soon own and operate three reputable dry-cleaning locations mainly serving high profile businessmen and women in the greater Montreal area.  Within a six month period, Mr. Tsaoussian upgraded all equipment to state-of-the-art technologically advanced computerized machinery capable of handling five times more volume.  By improving the cleaning and pressing, he increased all production within one year and also created a then non-existent wholesale division servicing many independent counters. Mr. Tsaoussian also renovated all customer areas and computerized cash registers, further increasing profitability by reducing cost. Over the next two to three years, he successfully sold all of the dry cleaning stores in order to return to the restaurant industry.

In 2008, Mr. Tsaoussian was appointed president of Pizza Nova Quebec Inc., reporting to the president of Pizza Nova Restaurants Limited, a pizza chain with over 120 franchised locations in the greater Toronto area. Within a three to four month period, Mr. Tsaoussian successfully re-opened five Pizza Nova restaurant locations in and around Montreal and built a complete functioning one-number call centre/central order processing department from the ground-up that was capable of servicing eight restaurants and employing six customer service agents with the technological foundation to grow tenfold effortlessly with minimal time and investment. Mr. Tsaoussian hired six field managers and roughly twelve employees per location, set-up payroll through ADP, controlled store inventory and supplier purchases on a weekly basis via computer software linked to a point of sale system, organized direct marketing campaigns and customer appreciation days at the store level for kids; designed delivery menus, created pizza promotions tailored for the Quebec market, set-up flyer mailings with the post office, handled all day to day operations hands-on by delegating multiple tasks to employees and reviewing them afterwards on a daily/weekly basis. He also put together a franchising package and hired staff to start screening individuals interested in becoming Quebec franchisees.

In 2009, Mr. Tsaoussian founded Montreal Pizza Boys Restaurants Inc.  He created and implemented the entire concept/franchise system within a two month period and successfully converted six existing pizzerias in the greater Montreal area to the Montreal Pizza Boys banner in an additional six week period. He further built a complete functioning one-number call centre/central order processing department from the ground-up within a five day span that was capable of servicing ten restaurants and employing eight customer service agents with the technological foundation to grow tenfold effortlessly with minimal time and investment and set-up all suppliers and created a reporting system to control day to day operations.

From June 2010 to September 2012, Mr. Tsaoussian owned, administered and operated his final restaurant venture known as Gourmet Pizzeria in the heart of old Montreal.  It catered to a variety of tourists, surrounding business’, private parties and gatherings of all occasions, operated with a complete restaurant/bar license with an outdoor terrace and seating capacity of 120 guests, including two bars.  At September 2012, Mr. Tsaoussian sold the business in order to dedicate all of his time to il2m Inc. and ilink2music.com.  This was an idea he had started working on during the months of February/March of 2010.  Since then, he has been dedicating himself exclusively on building the right infrastructure/team in order to make this venture into a great success.

Mr. Tsaoussian is also a musician/keyboardist with extensive live stage and studio experience. He started playing the accordion at the age of five, then moved on to piano and organ. By the age of thirteen, Mr. Tsaoussian was sharing the stage with choirs and a multitude of accomplished classical musicians, playing the pipe-organ. Music was a passion, whether it was Latin, Mediterranean, American. He decided to part with classical music a year later and started performing as a pop keyboardist.  Over the next twenty years he organized, promoted, participated and performed for numerous events and fund-raising functions at several community centers and venues, particularly the ethnic and Mediterranean ones all over North America and even Europe.  In addition, he took complete charge of all music entertainment programs, sound systems and performed alongside a variety of musicians and vocalists from around the globe giving him priceless international music experience while simultaneously teaching him the fundamental importance of relationships.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Chart

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of the Corporation’s executive officers and directors; and (iii) the Corporation’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 7,115,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Sarkis Tsaoussian 3500 West Olive Avenue Suite 810 Burbank, California 91505	4,650,000	65%

All executive officers and directors as a group (1 person)	4,650,000	65%

Beneficial Shareholders Greater than 10%

None

*	Less than one percent.

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Current Report. As of the date of this Current Report, there are 7,115,000 shares issued and outstanding.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC NUTRA ENTERPRISES HOLDINGS INC.

DATE: November 18, 2013	/s/ Sarkis Tsaoussian
Sarkis Tsaoussian
President/Chief Executive Officer